Exhibit 10.2

VELOCITY Oil & Gas Incorporated
595 Howe Street, Suite 323
Vancouver, BC - Canada - V6C 2T5

PROMISSORY NOTE

US $ 8,000	June 1, 2007

FOR VALUE RECEIVED, the undersigned, Velocity Oil & Gas, Inc., which has a business address at 595 Howe Street, Suite 323, Vancouver BC Canada, ("Maker"), hereby promises to pay to the order of Capersia Pte Ltd, a Company validly organized in the Seychelles, whose address is 96A Club Street, Singapore ("Payee"), the principal sum of Eight Thousand Dollars US (US$ 8,000), bearing interest and payable as provided herein.  This Promissory Note (this “Note”) has an effective date of June 13, 2007.

Interest on the unpaid balance of this Note shall bear interest at the rate of 6% per annum, payable on Repayment of this Note.  Interest will be computed on the basis of a 360-day year.  All unpaid principal and interest outstanding under this Note shall be due and payable by Maker on demand (“Repayment Date”). Any amounts not paid when repayment is demanded under this Note shall bear interest at the rate of 15% per annum until paid.

The Payee shall have the right from time to time, and at any time on or prior to the Repayment Date, to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and nonassessable shares of the common stock of the Maker at a conversion price equivalent to US $ 0.10 (the "Conversion Price").

The shares of common stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Maker or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration. Until such time as the shares of common stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of common stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT."

This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns.  Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker.

No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

This Note shall be construed and enforced under and in accordance with the laws of the Province of British Columbia, Canada.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

Velocity Oil & Gas, Inc.
/S/ Frank A. Jacobs
Frank A. Jacobs
Director